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                                                                    EXHIBIT 10.4


                                     SECOND
                                  AMENDMENT TO
                              EMPLOYMENT AGREEMENT


         This second amendment (the "Amendment") to the Employment Agreement (the "Agreement"), dated as of the ____ day of _________, 1999, by and among ALBANY BANK & TRUST, National Association (Proposed) (the "Bank"), a proposed national bank, COMMUNITY CAPITAL BANCSHARES, INC., a bank holding company incorporated under the laws of the State of Georgia (the "Company") (collectively the Bank and the Company are referred to hereafter as the "Employer"), and DAVID C. GUILLEBEAU, a resident of the State of Georgia (the "Employee"), is made and entered into this ___ day of ________, 1999.


         WHEREAS, the parties hereto desire to amend the Agreement for the purpose of stating that stock options will be granted to the Employee by the Company pursuant to the Company's Stock Incentive Plan and to the terms of any Stock Option Award granted under such plan.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Employer and Employee agree to amend the Agreement as follows:

         1. Section 4.3(a) of the Agreement is hereby amended to read as follows:

                        "(a) As of the date of the prospectus for the Company's
                  initial public offering, the Employer will grant to the Employee an incentive stock option to purchase, at a per share purchase price of $10.00, a number of shares of the Company's common stock which is equal to 2% of the number of shares of the Company's common stock which are sold in its initial public offering. The incentive stock option will be issued by the Employer pursuant to the Company's Stock Incentive Plan and to the terms of the Stock Option Award granted under such plan. The option will become vested and exercisable in 20% increments, commencing on the first anniversary of the date of the prospectus for the Company's initial public offering and continuing for the next four successive anniversaries until the option is fully vested and exercisable. The option shall expire generally upon the earlier of ninety (90) days following termination of employment or upon the tenth anniversary of the option grant date."

         2. Except as hereinabove amended, the Agreement shall remain otherwise in full force and effect.

         3. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.
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      IN WITNESS WHEREOF, the Employer and the Employee have executed and delivered this Second Amendment to the Agreement as of the ___ day of _________, 1999.


                            THE BANK:

                            ALBANY BANK & TRUST, NATIONAL ASSOCIATION


                            By:
                               ---------------------------------------
                               Robert E. Lee
                               President and Chief Executive Officer


                            THE COMPANY:

                            COMMUNITY CAPITAL BANCSHARES, INC.


                            By:
                               ---------------------------------------
                               Charles M. Jones, III
                               Chairman and Chief Executive Officer


                            THE EMPLOYEE:


                            ------------------------------------------
                            DAVID C. GUILLEBEAU